As filed with the Securities and Exchange Commission on February 5, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM F-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELLCOM ISRAEL LTD. (Exact Name of Registrant as Specified in Its Charter)

Israel	4812	[not applicable]
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

	10 Hagavish Street
	Netanya , Israel 42140
	(972) 52 -999-0052
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

LIAT MENAHEMI STADLER	CT Corporation
General Counsel	111 Eighth Avenue
Cellcom Israel Ltd.	New York, New York 10011
10 Hagavish Street	(212) 894-8940
Netanya, Israel 42140
(972) 52 -9990
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
MICHAEL P. KAPLAN	ODED ERAN	AARON M. LAMPERT	PHYLLIS G. KORFF
Davis Polk & Wardwell	ADAM M. KLEIN	Naschitz, Brandes & Co.	Skadden, Arps, Slate, Meagher
450 Lexington Avenue	Goldfarb, Levy, Eran,	5 Tuval Street	& Flom LLP
New York, New York	Meiri & Co.	Tel-Aviv 67897, Israel	Four Times Square
10017	Europe-Israel Tower	(972) 3-623-5000	New York, NY 10036
(212) 450-4000	2 Weizmann Street		(212) 735-3000
Tel Aviv, Israel 64239
(972) 3-608-9999

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-140030
       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________
       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Ordinary Shares, par value NIS 0.01 per share	1,178,750	$20.00	$23,575,000	$2,523

(1)	Includes 153,750 ordinary shares which the underwriters have the right to purchase to cover over-allotments.
(2)	Based on the initial public offering price of $20 per ordinary share.

Incorporation by Reference of Registration Statement on Form F-1, File No. 333-140030

     Cellcom Israel Ltd. (the “Company”) hereby incorporates by reference into this Registration Statement on Form F-1 in its entirety the Registration Statement on Form F-1 (File No. 333-140030) declared effective on February 5, 2007 by the Securities and Exchange Commission (the “Commission”), as amended, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Exhibits

     The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description
5.1	Opinion of Goldfarb, Levy, Eran, Meiri & Co.
23.1	Consent of Somekh Chaikin, a member firm of KPMG International
23.2	Consent of Goldfarb, Levy, Eran, Meiri & Co. (included in Exhibit 5.1)
25.1	Powers of Attorney (included on signature page of Registration Statement on Form F-1, File No. 333-140030)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on the 5th day of February, 2007.

CELLCOM ISRAEL LTD.

By:	/s/ LIAT MENAHEMI STADLER

	Name:	Liat Menahemi Stadler
	Title:	General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LIAT MENAHEMI STADLER*	President and Chief Executive Officer	February 5, 2007
(Principal Executive Officer)
Amos Shapira

/s/ LIAT MENAHEMI STADLER*	Chief Financial Officer	February 5, 2007
(Principal Financial Officer)
Tal Raz

/s/ LIAT MENAHEMI STADLER*	Chairman of the Board and Director	February 5, 2007

Ami Erel

/s/ LIAT MENAHEMI STADLER*	Director	February 5, 2007

Nochi Dankner

/s/ LIAT MENAHEMI STADLER*	Director	February 5, 2007

Isaac Manor

/s/ LIAT MENAHEMI STADLER*	Director	February 5, 2007

Shay Livnat

/s/ LIAT MENAHEMI STADLER*	Director	February 5, 2007

Raanan Cohen

/s/ LIAT MENAHEMI STADLER*	Director	February 5, 2007

Oren Lieder

/s/ LIAT MENAHEMI STADLER*	Director	February 5, 2007

Avraham Bigger

/s/ LIAT MENAHEMI STADLER*	Director	February 5, 2007

Rafi Bisker

/s/ LIAT MENAHEMI STADLER*	Director	February 5, 2007

Shlomo Waxe

*	Liat Menahemi Stadler is signing for each of the Principal Executive Officer, Principal Financial and Accounting Officer and each director pursuant to a Power of Attorney filed as Exhibit 24.1 to, and contained on the signature page of, the Registration Statement on Form F-1 (File No. 333-140030) filed on January 17, 2007.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi

	Name:	Donald J. Puglisi
	Title:	Managing Director
Authorized Representative in the United States

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Goldfarb, Levy, Eran, Meiri & Co.
23.1	Consent of Somekh Chaikin, a member firm of KPMG International
23.2	Consent of Goldfarb, Levy, Eran, Meiri & Co. (included in Exhibit 5.1)
25.1	Powers of Attorney (included on signature page of Registration Statement on Form F-1, File No. 333-140030)